Exhibit 99.1 Press Release

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. appoints a new Chief Executive Officer to Develop New Business Line

DEERFIELD BEACH, Florida, December 10, 2024 – Capstone Companies, Inc. (OTCQB: CAPC) (“Company”) announced today the appointment of Alexander Jacobs as Chief Executive Officer and a director of the Company. Mr. Jacobs, a proven entrepreneur and operations executive, will focus on developing a new business line and establishing revenue generating operations for the Company.

Mr. Jacobs is the founder, owner and senior operations executive of Coppermine Ventures, LLC (“CVen”) and affiliated companies (collectively, CVen and affiliates are referred to as “Coppermine”), a growing, profitable business group with 20 facilities in Maryland providing year-round social, athletic, and fitness programming for children, adults and families. Coppermine offers youth and adult classes, clinics, camps, leagues, and tournaments, nationally competitive club teams, before and after school programs, and other recreational activities in a variety of sports, including gymnastics, tennis, dance, karate, pickleball, football, swimming, lacrosse, soccer and baseball. Coppermine has an affiliated venture, Copper Union, that focuses on developing facilities offering pickle ball and padel courts with a club house offering food, drinks and entertainment at a facility in Maryland. Starting in 2011, Mr. Jacobs built Coppermine from a start-up venture to a growing, profitable business. Coppermine serves approximately 35,000 families and has over 700 employees. He graduated from Denison University where he was a two-time All-American Defender in lacrosse.

“Alex is ideally suited to identify, curate and advance a new business line. He has shown the ability to develop a concept into a successful and profitable businesses and has become an industry leader in the market of social, athletic and fitness programming from young to old and, most impressively, he skillfully handled the roles of strategic planner, entrepreneur, promoter, fund raiser, hands-on operations executive and personnel supervisor,” said Stewart Wallach, Chair of Company’s Board of Directors.

“I look forward to the challenge of establishing a new business line for Capstone. My passion is building sustainable businesses that provide social and health benefits to children, families and adults through sports, exercise, and social and group activities,” said Alex Jacobs.

CVen provided $125,914 in working capital funding to the Company under an Unsecured Promissory Note in October 2024 and is obligated to provide $218,640 additional working capital funding to the Company under an October 31, 2024, Management Transition Agreement (“MTA”) through the first fiscal quarter of 2025. CVEN funded $50,018 of the MTA funding amount in late November 2024. Funding under the MTA is in return for right to nominate appointees for CEO position and two board seats, which appointments are subject to verification of nominees’ qualifications to serve in those positions by the Company’s Board of Directors and is not a loan or consideration for any equity interest in the Company.

About Capstone Companies, Inc. Capstone Companies, Inc. is an SEC reporting company with its common stock quoted on OTC QB market. Formerly engaged in producing LED and Smart Mirror consumer products, Company ended its consumer product operations in 2023 due to declining sales and has been seeking to establish a new business line and revenue generating operations through internal development, merger, acquisition or a combination of those actions. The Company currently has no revenue generating operations. The appointment of a new CEO and appointment of directors under the MTA is part of the Company’s efforts to establish revenue generating operations by bringing in new management members with experience in industries other than the Company’s former industry as well as a proven ability to build or fund sustainable, new business lines.

FORWARD LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained above contains forward-looking statements, which statements are characterized by words like “should,” “may,” “intend,’ “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. Capstone Companies, Inc. (“Company”) is a public shell company without revenue generating revenues and relies on working capital funding from third parties to sustain its corporate existence and fund meeting the compliance requirements as an SEC reporting company with its stock quoted on the OTC QB Venture Market. The Company is also a “penny stock” company with limited public market liquidity and no primary market makers. As such, Company may be unable to develop a new business line, or acquire or merge with an existing operating company, or, even if a new business line or revenue generating operation is established, to fund and successfully operate that new business line or operation. Further, the public auditors of the Company have expressed doubt as to the Company as a going concern. Company may be unable to obtain adequate, affordable and timely funding to sustain any new business line. There is substantial doubt about the Company’s ability to establish a new business line or sustain an operation. The business and financial results of another company, including Coppermine Ventures, LLC, is not relevant to, and not an indication of the future prospects of, any future business or financial condition or performance of the Company and should not be relied upon or regarded as an indication of future business and financial performance of the Company. There is no existing agreement by the Company and a third party for a merger or acquisition of a company or assets. Any investment in the common stock of the Company is a highly risky investment that is not suitable for investors who cannot afford the total loss of the investment and the inability to liquidate the investment. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.